Exhibit 10.6

                              CONSULTING AGREEMENT

This Agreement made with effect from 16th day of October 2010 (the "Effective Date"), among:

     ADD- ON (Add-on Exchange, Inc.), a company having an office at 410 Park Avenue, New York, NY, 10022 (the "Company")

And:

     KAILMORA MANAGEMENT LTD., a British Columbia company, having an office at REDACTED ("Kailmora")

And:

     JOHN PARKINSON, a businessperson of REDACTED ("JP")

     (Kailmora and JP referred to as "Consultant")

Whereas:

1. The Company has agreed to retain Kailmora to provide certain consulting services as outlined in Appendix 1 ("Service" or the "Services") and Kailmora has agreed to provide such services to the Company in accordance with the terms and conditions contained herein;

2. Kailmora will, through the services of JP, perform the Services to be provided by Kailmora to the Company; and

3. The Company has also requested that Kailmora and JP commit to obligations of confidentiality as a condition to being engaged to perform the Services and Consultant have agreed to do so;

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the mutual promises and covenants herein contained the parties hereby covenant and agree as follows:

                          GENERAL TERMS AND CONDITIONS

DEFINITIONS

1. Unless the context requires otherwise, the following terms shall have the meanings set out below when used in this Agreement:

     A) "CONFIDENTIAL INFORMATION" means trade secrets and other information, in the possession of or owned by Add-on or companies or organizations affiliated, associated or related to Add-on, or by their respective suppliers, customers, or other existing or potential business partners and collaborators, that is not generally known to the public and including, without limitation, all Developments, research results, and related documentation, financial information, legal, corporate, marketing, product, technical, manufacturing, personnel, customer, and supplier information and any other information, in whatever form or media, specifically identified as confidential by Add-on, the nature of which is such that it would generally be considered confidential in the industry in which Add-on operates, or that Add-on is obligated to treat as confidential or proprietary;

     B)   "DELIVERABLE"   means  any  item  delivered  or  to  be  delivered  by
          Consultant  to Add-on  under  this  Agreement  as  further  defined in
          Schedule 1;

     C)   "DEVELOPMENTS"  means  all  inventions,  improvements,   enhancements,
          modifications, discoveries, formulae, processes, ideas, techniques, systems, methods, algorithms, Deliverables, computer software, and any other direct or indirect results of the Services or other work performed by Consultant for Add-on; and

     D) "SERVICES" means the services to be performed by Consultant under this Agreement, as may be specified in Schedule "1" to this Agreement, and which shall include, without limitation, the delivery to Add-on of all Deliverables.

PARTICULARS OF SERVICES

2. GENERAL OBLIGATIONS OF THE PARTIES - Consultant shall perform the Services and Add-on shall pay Consultant for the Services in accordance with the terms and conditions set out in this Agreement, including in Schedule "1" hereto.

3. NATURE OF DELIVERABLES - "SERVICES" also includes, without limitation, the delivery to Add-on of all Deliverables. If the Deliverables include any item(s) of software, the Deliverables shall be deemed to include, in both source code and object code forms, the final version and all preliminary versions of the software and all routines and subroutines, as well as all program material, flowcharts, models, notes, outlines, work papers, descriptions, and other documents created or developed in connection therewith, the resulting screen formats and other visual effects of the software.

4. TERM OF AGREEMENT - This Agreement shall be deemed to have come into force and effect as of the reference date set out above and continues in effect until the end of the Term identified in Schedule "1" unless one of the parties terminates the Agreement in accordance with the termination provisions hereof.

5. PROJECT MANAGER - The Project Manager (as identified in Schedule "1") shall be Consultant's primary contact at Add-on. The Project Manager shall provide Consultant with general instructions and guidance with respect to the performance of the Services and shall be responsible for the verification and acceptance of any Deliverables.

6. PAYMENT - As full and complete consideration for the performance of the Services, Add-on shall pay Consultant the Fees set out in Schedule "1". Add-on shall pay Consultant Goods and Services Tax only if Consultant provides Add-on with its GST number. Unless otherwise indicated in Schedule "1", Add-on shall pay fees due to Consultant within thirty (30) calendar days after receipt by Add-on of an invoice which provides the information required in the following section.

7. INVOICES - Each invoice submitted to Add-on by Consultant shall detail the nature of the Services performed, the Fees payable, and the basis on which the calculation of the Fees has been made. In any other event, unless otherwise indicated in Schedule "1", Consultant shall invoice Add-on for the Services that Consultant performs on a monthly basis in arrears.

8. REIMBURSEMENT OF EXPENSES - Consultant may submit invoices for a reimbursable expense for up to ninety days after the expense is incurred. Each such invoice must be accompanied by the appropriate receipts. Add-on shall reimburse such expenses within thirty (30) calendar days after receipt by Add-on of proper invoices and receipts. Add-on shall have no obligation to reimburse Consultant for any expense that is not submitted to Add-on in accordance with this section.

INDEPENDENT CONTRACTOR STATUS

9. NATURE OF RELATIONSHIP - Consultant shall perform the Services as an independent contractor and not as an employee. Nothing contained in this Agreement shall be construed to create or imply a joint venture, partnership, principal-agent, or employment relationship between the parties. Unless the Project Manager specifically authorizes Consultant in writing to do so, Consultant shall not act or purport to be acting as the legal agent of Add-on, and Consultant shall not enter or purport to enter into any agreement on behalf of Add-on or otherwise bind or purport to bind Add-on or cause Add-on to incur liability in any manner whatsoever.

WARRANTIES AND INDEMNIFICATION

10. REPRESENTATIONS AND WARRANTIES - Consultant represents and warrants to, and covenants with, Add-on that:

     ABILITY TO PERFORM SERVICES

     a) Consultant has the necessary knowledge, experience, and skills to perform the Services which are hereby acknowledged by Add-on;

     b) Consultant has the absolute right to make the assignments of the right, title, and interest in and to the Developments contemplated in this Agreement;

     QUALITY OF PERFORMANCE

     c)   the Services will be performed in a competent and professional manner;

     d) Consultant shall, in exercising his powers and performing his functions, act honestly and in good faith and in the best interests of the Company, shall exercise the care, diligence and skill of a reasonably prudent person, shall devote such business time to the business and affairs of the Company as may be required under the conditions stipulated in Schedule 1 to discharge his duties, and perform faithfully and efficiently such responsibilities;

     e) any Deliverable supplied under this Agreement shall have no material inherent defects, shall, at the time of its delivery, conform to and operate in accordance with all specifications for such Deliverable as may be set out in Schedule "1" or otherwise provided to Consultant by Add-on and all specifications for such Deliverable generated by Consultant and approved by Add-on;

     PART-TIME BASIS

     f) the Company acknowledges that Consultant provides services to other parties and Consultant covenants to provide the Services to the Company as stipulated in Schedule 1;

     THIRD PARTIES

     g) the performance of this Agreement will not breach any other agreement entered into by Consultant or by which Consultant is bound;

     h) Consultant has not brought to Add-on, nor shall use in the performance of the Services, any confidential material or documents of any former client or employer of Consultant, or of any other third party, unless Consultant has received prior written authorization to do so from Add-on and from the owner of the confidential material or documents;

     i) all Developments will be original to Consultant and, to the best of Consultant's knowledge, will not infringe the intellectual property rights or other rights of any third party;

11. INDEMNIFICATION OF CONSULTANT - Subject to any limitations or restrictions relating to Section 12 - Directors & Officers Liability Insurance and for the period of time hereunder JP acts as Chief Financial Officer and/ or a Director of the Company, Add-on shall indemnify the Consultant against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgement, reasonably incurred by the Consultant in respect of any civil, criminal or administrative action or proceeding to which the Consultant is made a party by reason of being or having been a Consultant to the Company, if:

     a) Consultant acted honestly and in good faith with a view to the best interests of the Company; and

     b) in the case of a criminal or administrative action or proceeding, including without limitation a proceeding by a securities regulatory authority including a stock exchange, that is enforced by a monetary penalty, the Consultant had reasonable grounds for believing that his conduct was lawful.

12. DIRECTORS & OFFICERS LIABILITY INSURANCE - Throughout the applicable portion of the term of this Agreement that the Consultant acts as an officer and/ or director of the Company, the Company shall use reasonably commercial efforts to provide the Consultant with officer's liability insurance appropriate to the stage of development of the Company and the nature of the Consultant's responsibilities under this Agreement.

TERMINATION OF AGREEMENT

13. TERMINATION OF AGREEMENT FOR CONVENIENCE - Notwithstanding any other provision in this Agreement, either Add-on or Consultant may terminate this Agreement at any time for convenience provided that either such party delivers to the other written notice of its intention to do so at least ninety (90) calendar days prior to the effective date of termination.

14. PAYMENT UPON TERMINATION FOR CONVENIENCE - If either party terminates this Agreement for convenience, Add-on shall pay Consultant for Services performed up to the effective date of termination plus the value of three
     (3) months value of monthly minimum fees. Any shares or options granted within the term of this agreement will fully vest upon the effective date of termination.

15.  TERMINATION OF AGREEMENT WITH CAUSE -  Notwithstanding  any other provision
     in  this   Agreement,   Add-on  may  terminate  this  Agreement   effective
     immediately upon delivery of notice of termination to Consultant if:

     a)   Consultant   commits  a  material   breach  of  this   Agreement,   or
          consistently fails to properly perform and observe Consultant's obligations under this Agreement, and fails to rectify the situation within thirty (30) calendar days after Add-on delivering notice of the breach or consistent failure to perform;

     b)   there is any  material  wrongful or  negligent  act by  Consultant  in
          connection   with  the   performance  or  observance  of  Consultant's
          obligations under this Agreement; or

     c) Consultant becomes insolvent, or a receiver or receiver-manager is appointed for any part of the property of Consultant, or Consultant makes an assignment, proposal, or arrangement for the benefit of its creditors or Consultant files an assignment in bankruptcy, or any proceedings under any bankruptcy or insolvency laws are commenced against Consultant.

16. PAYMENT UPON TERMINATION FOR CAUSE - If Add-on terminates this Agreement for cause, it shall pay to Consultant any amount earned for Services rendered up to the effective date of termination, provided that if the Fees for Services are based on identified milestones being achieved, Add-on shall pay Consultant only for those milestones achieved to the satisfaction of Add-on prior to the effective date of termination and Add-on shall not be liable to pay to Consultant any additional compensation.

17. RETURN OF MATERIALS, EQUIPMENT, AND CONFIDENTIAL INFORMATION - Upon termination or expiration of this Agreement, or at any time upon request by Add-on, Consultant shall immediately deliver up to Add-on, at Consultant's own expense and risk,

     a) all Developments in Consultant's possession, charge, control, or custody; and

     b) all Confidential Information and all copies thereof, and all other materials, documents, information, contracts, equipment, materials, and property, in Consultant's possession, charge, control, or custody that are owned by, or related in any way to the business or affairs of Add-on.

     Consultant shall return any equipment, materials, or property furnished by Add-on to Consultant in the same condition in which they were furnished by Add-on, reasonable wear and tear excepted. Add-on agrees to reimburse the Consultant for any reasonable shipping costs incurred to comply with the foregoing.

CONFIDENTIALITY

18. CONFIDENTIAL INFORMATION - Consultant acknowledges that in order to enable Consultant to perform the Services, Add-on will disclose to Consultant, or allow Consultant access to, Confidential Information. Consultant further acknowledges that such information is of significant value to Add-on.

19. EXCLUSION - The non-disclosure obligations of Consultant under this Agreement shall not apply to Confidential Information that Consultant can establish:

     a) is, or becomes, readily available to the public other than through a breach of this Agreement;

     b) is disclosed, lawfully and not in breach of any contractual or other legal obligation, to Consultant by a third party; or

     c) through written records, was known to Consultant, prior to the date of first disclosure of the Confidential Information to Consultant by Add-on.

20. OWNERSHIP OF CONFIDENTIAL INFORMATION - Consultant acknowledges that Confidential Information is and shall be the sole and exclusive property of Add-on or its designate and that Consultant shall not acquire any right, title, or interest in or to any Confidential Information.

21. DISCLOSURE - Consultant shall keep all Confidential Information strictly confidential and shall take all necessary precautions against unauthorized disclosure of the Confidential Information during the term of this
     Agreement and thereafter. Without limitation, Consultant shall not, directly or indirectly, disclose, allow access to, transmit or transfer Confidential Information to a third party without Add-on's consent. Notwithstanding the foregoing, to the extent that Consultant can establish it is required by law to disclose any Confidential Information, it shall be permitted to do so, provided that notice of such requirement to disclose is first delivered to Add-on, so that it may contest such potential disclosure.

22. USE AND REPRODUCTION - Consultant shall not use or reproduce Confidential Information in any manner except as reasonably required to fulfil the purposes of this Agreement. Consultant shall ensure that any such copies of Confidential Information are clearly marked or otherwise identified as confidential and proprietary to Add-on, and that all Confidential Information and copies thereof are stored in a secure location while in Consultant's possession, control, charge, or custody.

23. BREACH NOTIFICATION - If for any reason Consultant does not comply with or anticipates that it will be unable to comply with the confidentiality and privacy provisions of this Agreement in any respect, or if Consultant becomes aware of an actual, anticipated, or threatened breach of security of or misuse of any Confidential Information (an "INCIDENT"), Consultant shall promptly notify Add-on of the particulars of the Incident and of the steps it proposes to take to prevent the occurrence or recurrence of any further Incident.

24. PERSONAL INFORMATION - Consultant shall (i) collect, use, disclose, and retain Personal Information only as required to fulfil its obligations hereunder, (ii) take appropriate measures to ensure the privacy and security of all Personal Information, including taking measures to prevent unauthorized access, collection, use, disclosure, copying, modification, or disposal, and (iii) comply with all applicable laws or regulations related to privacy or data protection. In this Agreement, "PERSONAL INFORMATION" means information about an identifiable individual that is transferred to, collected or compiled by, or otherwise held or accessed by Consultant for or on behalf of Add-on.

OWNERSHIP OF DEVELOPMENTS AND LICENSING OF CONSULTANT'S PROPERTY

25. OWNERSHIP OF DEVELOPMENTS - Add-on shall be the exclusive owner of the Developments and of all intellectual property rights in and to such Developments. Consultant hereby assigns to Add-on all right, title, and interest throughout the world, including without limitation, all copyright, trade-marks, trade secrets, patent rights, and any other intellectual property right in and to each Development, effective at the time each is created. Consultant covenants that Consultant shall not, either during the term of this Agreement or thereafter, directly or indirectly, contest, or assist any third party to contest, Add-on's ownership of the Developments or of any intellectual property rights related thereto. Consultant hereby waives his or her moral rights in each Development, effective at the time any such particular Development is created.

26. DISCLOSURE OF DEVELOPMENTS - Consultant agrees to make full and prompt disclosure of all Developments to the Project Manager.

MISCELLANEOUS

27. RIGHT TO USE CONSULTANT'S NAME AND LIKENESS - During the term of this Agreement, the Consultant hereby grants to Add-on the right to use the Consultant's name, likeness and/or biography in connection with the Services performed by the Consultant and in conjunction with acting in the capacity of Chief Financial Officer of Add-on under this Agreement and in connection with the advertising or exploitation of any project with respect to which the Consultant performs services for the Company.

28. ENFORCEMENT - Consultant acknowledges and agrees that damages may not be an adequate remedy to compensate Add-on for any breach of Consultant's obligations contained in this Agreement and, accordingly, Consultant agrees that in addition to any and all other remedies available Add-on shall be entitled to obtain relief by way of a temporary or permanent injunction to enforce such obligations.

29. INFORMATION REGARDING AGREEMENT - Consultant shall not, without the prior written consent of Add-on, disclose or advertise in any manner the nature of the Services performed under this Agreement or the fact Consultant has entered into this Agreement with Add-on.

30. ASSIGNMENT, SUBCONTRACTING, AND SUCCESSION - Consultant shall not assign this Agreement or subcontract or purport to assign or subcontract any of Consultant's rights or obligations under this Agreement without first obtaining Add-on's written consent. If such consent is given on any particular occasion, it shall still be required for all subsequent assignments and subcontracts. Add-on may assign this Agreement or its rights hereunder, in whole or in part. This Agreement shall be binding upon the parties hereto and their respective lawful successors and permitted assigns.

31. TIME OF ESSENCE/NO WAIVER - Consultant acknowledges that complying with the project schedule, if any, attached hereto is a fundamental term of this Agreement and, therefore, that time is of the essence of this Agreement. No waiver by Add-on of a breach or omission by Consultant under this Agreement shall be binding on Add-on unless it is expressly made in writing and signed by Add-on. Any waiver by Add-on of a particular breach or omission by Consultant shall not affect or impair the rights of Add-on in respect of any subsequent breach or omission of the same or different kind, and in all events time shall continue to be of the essence.

32. SEVERABILITY - If any one or more of the provisions of this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, any such provision shall be severable from this Agreement, in which event this Agreement shall be construed as if such provision had never been contained herein.

33. NOTICE - Any notices, reports, or other communications required or permitted to be given under this Agreement shall be in writing and shall be sufficient if delivered by hand or sent by double registered mail, courier, or facsimile addressed to Add-on or Consultant at their respective addresses shown on the first page of this Agreement, to the attention of the Project Manager in the case of Add-on, or to such other address or individual as one party advises the other party in writing. Any such notices, reports, or other communications shall be deemed to have been received by the party(ies) to whom they were addressed upon delivery by hand, double registered mail, courier, or facsimile (provided that the receiver acknowledges receipt of the facsimile in some fashion) when received.

34. WHOLE AGREEMENT/MODIFICATION - This Agreement is comprised of this document and the attached Schedule "1". In the event of any conflict or discrepancy between this document and Schedule "1", the terms of this document shall govern unless the language in Schedule "1" indicates that it is the specific intent of the parties to overrule a particular provision of this document. Further, this Agreement constitutes the whole agreement with respect to the matters contemplated hereby, and there are no representations, warranties, conditions, or collateral agreements between the parties with respect to such matters except as expressly set out herein. No amendment, modification, supplement, or other purported alteration of this Agreement shall be binding upon a party unless in writing signed by it or on its behalf by a duly authorized representative(s). This Agreement supersedes all previous dealings, communications, understandings, and expectations of the parties.

35. SURVIVAL - Any provision of this Agreement that expressly states it is to continue in effect after termination or expiration of this Agreement, or that by its nature would survive the termination or expiration of this Agreement, shall do so.

36. GOVERNING LAW - This Agreement shall be governed by and interpreted in accordance with the laws of the province of British Columbia, excluding rules of private international law that lead to the application of the laws of any other jurisdiction. The courts of British Columbia shall have the non-exclusive jurisdiction to hear any matter arising in connection with this Agreement.

37. COUNTERPARTS - This Agreement may be executed in counterparts, or facsimile counterparts, each of which when executed by either of the parties shall be deemed to be an original and such counterparts shall together constitute one and the same Agreement.

The parties executed this Agreement on the date(s) set out below after having the opportunity to discuss this Agreement with their legal advisors. Each party represents and warrants that its respective signatory is duly authorized to execute this Agreement on its behalf.

ADD-ON                                     KAILMORA MANAGEMENT LTD.


By: /s/ John Rafuse                        By: /s/ John Parkinson
    --------------------------------           ---------------------------------

Name: John Rafuse                          Name: John Parkinson
    --------------------------------           ---------------------------------

Title: CEO                                 Title: Principal
    --------------------------------           ---------------------------------

Date: October 16th 2010                    Date: October 16th 2010
    --------------------------------           ---------------------------------

                                  SCHEDULE "1"

                       PARTICULARS OF CONSULTING AGREEMENT
                                 BETWEEN ADD-ON
                 AND JOHN PARKINSON AND KAILMORA MANAGEMENT LTD.

1.   SERVICES:

     (a) JP shall act as the Chief Financial Officer ("CFO") of the Company, and the Consultant shall perform such services and duties as are normally provided by a CFO of a company in a business and of a size similar to the Company's, and such other services and duties as may reasonably be assigned from time to time. The CFO provides leadership and coordination in the administrative, business planning, accounting and budgeting efforts of the company and provides general operations oversight.

     (b)  Description of Services:

          Services and duties will include, but are not limited, the following:

          * Advise the Project Manager and Board of Directors on matters related to finance, operations and corporate strategy.
          * Assess preparation for listing the Company on a recognizable exchange and advise CEO accordingly.
          * Development and oversight of annual budget process and delivery of improved management information to all elements of the Company.
          * Oversee the development and implementation of operational policies and procedures.
          *    Attend and represent the Company at meetings as required
          * Co-ordination and supervision of accounting records and preparation of financial reports
          *    Co-ordination of relationship with auditor
          *    Member of the Board of Directors, as requested

     (c) Locations(s) where work to be performed: The Services will be primarily performed at the Consultant's offices located in Victoria, BC.

2.   TERM:

     (a)  Start Date: October 16th, 2010
     (b)  Termination Date: October 15th, 2011
     (c) Renewal: Agreement will automatically renew on the anniversary of the Start Date. Notice not to renew to be provided 90 days in advance of anniversary date. If not renewed by the company, Payment Upon Termination for Convenience terms apply.

3.   PROJECT MANAGER:

     Mr. John Rafuse, CEO

4.   HOURS CONSULTANT TO PROVIDE SERVICES:

     Target of 20 hours per month, with any additional hours to be approved in advance on a project by project basis.

5.   FEES:

     The "Fees" for the Services provided will be on a retainer basis of $3,000 per month (plus applicable taxes) with target hours of 20 hours per month. Any additional hours must be approved in advance by the Project Manager. Upon the company being listed on a recognizable exchange, fees for services will be on a retainer basis of $5,000 per month (plus applicable taxes) for a minimum of 10 hours per week.

6.   EXPENSES

     Company shall reimburse Consultant for all reasonable travel (airfare, accommodation and meals), phone, fax, supplies, courier, mileage, parking, etc. expenses incurred in relation to performing Services under this Agreement, including those relating to meetings with Add-on or third parties and presentations on behalf of Add-on.

     Expenses exceeding $200 must be approved in advance by the Project Manager.

9.   DELIVERABLES

     As agreed on an ongoing basis.